Exhibit 1

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Amendment No. 3 to Schedule 13D (and any amendments thereto) relating to the common stock of Pharmathene, Inc. is filed on behalf of each of the undersigned.

Dated: February11, 2016

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC		MPM BIOVENTURES III GP, L.P.
		By:	MPM BioVentures III LLC, its General Partner
By:	/s/ Luke Evnin
Name: Luke Evnin
	Title: Manager	By:	/s/ Luke Evnin
Name: Luke Evnin
Title: Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin	/s/ Luke Evnin
	Name: Luke Evnin		Luke Evnin
Title: Series A Member

/s/ Ansbert Gadicke Ansbert Gadicke	/s/ Nicholas Galakatos Nicholas Galakatos

/s/ Michael Steinmetz Michael Steinmetz	/s/ Kurt Wheeler Kurt Wheeler

/s/ Nicholas Simon III Nicholas Simon III	/s/ Dennis Henner Dennis Henner

Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).